Exhibit 99.1

FOR IMMEDIATE RELEASE: Aug. 24, 2006

Contacts
Investors:	Media:

Renee Lyall Office: (408) 567-5815 renee.lyall@mcdata.com	Jil Backstrom Office: (720) 558-4774 press.release@mcdata.com

McDATA Announces Second Quarter Fiscal Year 2006 Financial Results

BROOMFIELD, Colo. — Aug. 24, 2006 — McDATA Corporation (Nasdaq: MCDTA/MCDT) today reported results for the second quarter (Q2 06) ended July 31, 2006. Net revenues for Q2 06 totaled $150.1 million, compared to $168.3 million in the first quarter of fiscal year 2006 (Q1 06) and $165.3 million in the second quarter of fiscal year 2005 (Q2 05).

The net loss for Q2 06 on a generally accepted accounting principles (GAAP) basis was ($20.5) million, or ($0.13) per share basic and diluted. This compares to a GAAP net loss of ($9.5) million, or ($0.06) per share basic and diluted in Q1 06, and a GAAP net loss of ($25.5) million, or ($0.18) per share basic and diluted in Q2 05.

Non-GAAP net income for Q2 06 totaled $1.2 million, or $0.01 per diluted share. This compares to non-GAAP net income of $6.1 million, or $0.04 per diluted share in Q1 06, and non-GAAP net income of $3.8 million, or $0.03 per diluted share in Q2 05.

McDATA’s non-GAAP net income excludes charges related to the amortization of purchased intangible assets, certain restructuring and severance costs, amortization of debt discount, and the impact of stock compensation expense following the adoption of SFAS 123R beginning Q1 06.  In addition to the exclusions listed above, McDATA’s Q2 06 non-GAAP net income also excludes charges related to the impairment write down of a single product line and separate note receivable, both obtained in the CNT acquisition; and McDATA’s Q1 06 non-GAAP net income excludes a one-time RoHS inventory accrual. Non-GAAP results are a supplement to GAAP financial statements and exclude certain expenses to provide what McDATA believes is a more complete understanding of our underlying operational trends. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

 “McDATA’s second quarter was characterized by encouragement and disappointment,” said John Kelley, chairman, president and CEO.  “We were encouraged with the traction we are seeing for 4 Gb/s and 10 Gb/s support on the McDATA 6140 Director, and revenue from our 4 Gb/s Fabric Switches grew sequentially.  Given this trend, we are optimistic that availability of 4 Gb/s capability on the McDATA 10000 (i10k) in our third fiscal quarter will drive increased demand for our director platforms.”  Kelley continued,  “While the Asia Pacific geography continued to be an area of growth for McDATA, Europe and certain regions of North America displayed disappointing results.  We have implemented changes within these geographies to increase our sales performance, and we are optimistic that these adjustments will have a positive impact in the second half of the year.”

Q2 06 Business and Customer Highlights

•                  Recognized by Gartner as one of the top ten storage services providers for 2005

•                  Announced general availability of the non-disruptive and seamlessly upgradeable 4Gb/s Blade for McDATA 6140 Directors

•                  Added Medmark as a distributor of McDATA´s Fibre Channel, IP and Remote Office Consolidation (ROC) products in Middle East countries

•                  The Internet Engineering Task Force approved an industry standard management information base (MIB) for Virtual Fabrics authored by McDATA engineers and other industry peers

•                  PETCO deployed McDATA 6140 Directors and 4500 Fabric Switches  to consolidate its retail systems and optimize inventory processes, enabling PETCO to analyze more than 250,000 daily sales transactions overnight

•                  Worldwide steel producer Pohang Iron & Steel Co (POSCO) standardized on a McDATA solution incorporating McDATA’s i10k and 6140 Directors, Eclipse SAN Router, and SANavigator Management Software to consolidate three data centers, build a backup and recovery solution, and reduce the cost of its Enterprise Resource Planning, Enterprise Portal, Data Warehouse and other critical business applications

Conference Call and Webcast

McDATA will host a conference call to discuss Q2 06 financial results today, August 24, 2006, at 3 p.m. MDT. The conference call will be webcast live at www.mcdata.com.

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About McDATA (www.mcdata.com)
McDATA (Nasdaq: MCDTA/MCDT) is the leading provider of data access solutions, helping customers build, globally connect, optimize and centrally manage data infrastructures across SAN, MAN and WAN environments. With nearly 25 years experience developing SAN products, services and solutions, McDATA is the trusted partner in the world’s largest data centers, connecting more than two-thirds of all networked data.

Forward-Looking Statements
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, McDATA’s relationships with EMC, IBM and Hitachi Data Systems and the level of their orders, aggressive price competition by numerous other SAN and IP switch suppliers, OEM qualification of our new products - such as the Intrepid 10000 Director, integration of CNT’s sales and marketing functions, manufacturing constraints, constraints in obtaining third party product for resale and other risk factors that are disclosed in McDATA’s filings with the Securities and Exchange Commission. These cautionary statements by McDATA should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by McDATA. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. McDATA does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION
CONDENSED REPORTED CONSOLIDATED STATEMENTS OF OPERATIONS (Note 1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2005	July 31, 2006	July 31, 2005	July 31, 2006
Revenue:
Product	$139,139	$118,134	$231,409	$253,443
Service	26,170	31,996	32,768	64,999
Total revenue	165,309	150,130	264,177	318,442

Cost of revenue:
Product	66,644	66,720	107,171	137,928
Service	16,349	21,464	21,262	41,371
Restructuring charges	692	—	692	—
Total cost of revenue	83,685	88,184	129,125	179,299
Gross profit	81,624	61,946	135,052	139,143

Operating expenses:
Research and development	31,387	25,761	52,319	52,320
Selling and marketing	38,256	36,198	62,304	73,510
General and administrative (includes amortization of intangibles)	18,616	19,700	29,769	40,652
Amortization of deferred compensation	3,257	—	3,960	—
Restructuring costs and impairment charges	9,752	4,481	9,752	5,360
Total operating expenses	101,268	86,140	158,104	171,842

Loss from operations	(19,644)	(24,194)	(23,052)	(32,699)
Interest and other income, net	134	3,342	1,101	3,967
Loss before income taxes	(19,510)	(20,852)	(21,951)	(28,732)
Income tax expense (benefit)	6,008	(343)	6,424	1,320
Net loss	$(25,518)	$(20,509)	$(28,375)	$(30,052)

Basic net loss per share	$(0.18)	$(0.13)	$(0.22)	$(0.20)
Shares used in computing basic net loss per share	139,130	154,221	127,302	153,436

Diluted net loss per share	$(0.18)	$(0.13)	$(0.22)	$(0.20)
Shares used in computing diluted net loss per share	139,130	154,221	127,302	153,436

McDATA CORPORATION
CONDENSED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2005	July 31, 2006	July 31, 2005	July 31, 2006
Revenue:
Product	$139,139	$118,134	$231,409	$253,443
Service	26,170	31,996	32,768	64,999
Total revenue	165,309	150,130	264,177	318,442

Cost of revenue:
Product	66,513	60,063	107,019	129,383
Service	16,349	21,193	21,262	40,746
Restructuring charges	—	—	—	—
Total cost of revenue	82,862	81,256	128,281	170,129
Gross profit	82,447	68,874	135,896	148,313

Operating expenses:
Research and development	31,280	25,545	51,912	51,778
Selling and marketing	38,257	35,509	62,266	72,182
General and administrative	8,152	7,470	13,731	16,057
Amortization of deferred compensation	—	—	—	—
Restructuring costs and impairment charges	—	—	—	—
Total operating expenses	77,689	68,524	127,909	140,017

Income from operations	4,758	350	7,987	8,296
Interest and other income, net	681	1,495	1,648	2,940
Income before income taxes	5,439	1,845	9,635	11,236
Income tax expense	1,686	627	2,861	3,914
Net income	$3,753	$1,218	$6,774	$7,322

Basic net income per share	$0.03	$0.01	$0.05	$0.05
Shares used in computing basic net income per share	139,130	154,221	127,302	153,436

Diluted net loss per share	$0.03	$0.01	$0.05	$0.05
Shares used in computing diluted net income per share	140,176	155,049	128,181	154,569

McDATA CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) (Note 2)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2005	July 31, 2006	July 31, 2005	July 31, 2006

GAAP net loss	$(25,518)	$(20,509)	$(28,375)	$(30,052)

Adjustments:
Amortization of deferred compensation and acquisition-related compensation	3,679	—	4,746	—
Amortization of intangible assets	9,537	11,060	15,107	22,119
Inventory reserve — RHOS				1,873
SFAS 123R stock based compensation		2,440		5,065
Other severance	952	138	952	441
Restructuring costs	10,234	148	10,234	739
Impairment of Matrix product line	—	9,676	—	9,676
Impairment of CNT note receivable	—	1,082	—	1,082
Amortization of discount on convertible debt	547	820	547	1,640
Income tax expense (benefit)	4,322	(970)	3,563	(2,594)
Sale of equity investment	—	(2,667)	—	(2,667)

Non-GAAP net income	$3,753	$1,218	$6,774	$7,322

GAAP net loss per share — basic and diluted	$(0.18)	$(0.13)	$(0.22)	$(0.20)
Non-GAAP net income per share — diluted	$0.03	$0.01	$0.05	$0.05
Shares used in non-GAAP per share calculation - diluted	140,176	155,049	128,181	154,569

Note (1) — Certain prior period amounts have been reclassified to conform to the fiscal 2006 presentation.

Note (2) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles.

The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Six Months Ended
Non-GAAP Adjustments	July 31, 2005	July 31, 2006	July 31, 2005	July 31, 2006

Cost of revenue:
Deferred compensation and acquisition-related compensation	$131	$—	$152	$—
SFAS 123R stock based compensation		271		625
Impairment of Matrix product line		6,563		6,563
Amortization associated with FAS 123R software capitalization		94		94
Inventory reserve - RHOS				1,873
Restructuring costs	692	—	692	15
Total cost of revenue subtotal	823	6,928	844	9,170

Operating expenses:
Research and development:
Acquisition-related compensation	256	—	556	—
SFAS 123R stock based compensation	—	216		542
Other severance	35	—	35	—
Selling and marketing
Acquisition-related compensation	18	—	57	—
SFAS 123R stock based compensation	—	689	—	1,328
General and administrative
Acquisition-related compensation	17	—	21	—
Amortization of intangible assets	9,537	11,060	15,107	22,119
SFAS 123R stock based compensation	—	1,170	—	2,476
Other severance	917	—	917	—
Restructuring costs and impairment charges
Restructuring costs	9,542	148	9,542	724
Impairment of Matrix product line	—	3,113	—	3,113
Severance	—	138	—	441
CNT note receivable	—	1,082	—	1,082
Amortization of deferred compensation	3,257	—	3,960	—
Operating expenses subtotal	23,579	17,616	30,195	31,825
Amortization of discount on convertible debt	547	820	547	1,640
Sale of equity investment		(2,667)		(2,667)
Total non-GAAP Adjustments	24,949	22,697	31,586	39,968
Income tax expense (benefit)	4,322	(970)	3,563	(2,594)
After-tax impact of non-GAAP adjustments	$29,271	$21,727	$35,149	$37,374

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	July 31,
	2006	2006
Assets
Cash, cash equivalents and short term investments	$310,193	$334,159
Securities lending collateral	62,555	86,212
Accounts receivable, net	126,106	94,878
Inventories, net	33,100	35,646
Other current assets	13,423	16,685
Total current assets	545,377	567,580
Property and equipment, net	109,118	105,652
Long-term investments	31,884	25,036
Goodwill	266,141	263,473
Restricted cash	10,697	11,659
Intangible assets, net	123,694	98,554
Other assets, net	59,798	59,251
Total	$1,146,709	$1,131,205

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$137,514	$121,239
Securities lending collateral	62,555	86,212
Current portion of deferred revenue	61,242	59,832
Current portion of convertible debt	—	120,610
Current portion of notes payable and capital leases	2,977	2,212
Total current liabilities	264,288	390,105
Notes payable and capital leases, less current portion	11,085	2,756
Deferred revenue, less current portion	31,380	28,294
Convertible subordinate debt	285,889	172,500
Other long-term liabilities	1,844	8,592
Total liabilities	594,486	602,247
Stockholders’ equity	552,223	528,958
Total liabilities and stockholders’ equity	$1,146,709	$1,131,205

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	July 31, 2005	July 31, 2006

Net cash provided (used) by operating activities	$(6,783)	$33,634

Cash flows from investing activities:
Net purchases of property and equipment	$(4,516)	$(9,849)
Net purchases and sales of investments	9,871	(26,938)
Cash recognized on merger with CNT, net	40,395	—
Decrease in restricted cash related to interest rate swap	3	(4,852)
Net cash provided (used) by investing activities	$45,753	$(41,639)

Cash flows from financing activities:
Payments on notes payable and capital leases	$(1,059)	$(1,542)
Cash paid for treasury stock	(4,552)	—
Retirement of convertible debt	—	(1,979)
Proceeds from the issuance of common stock	267	1,343
Net cash (used) by financing activities	$(5,344)	$(2,178)

Effects of exchange rate changes	$(376)	$(352)

Net increase (decrease) in cash and cash equivalents	$33,250	$(10,535)